EXHIBIT 99.1

Stride Posts Another Record Quarter

RESTON, Va., April 23, 2024 (GLOBE NEWSWIRE) -- Stride, Inc. (NYSE: LRN), one of the nation’s leading technology-based education companies, today announced its results for the third fiscal quarter ended March 31, 2024.

Third Quarter Fiscal 2024 Highlights Compared to 2023

  Revenue of $520.8 million, compared with $470.3 million, driven by continued strong enrollment trends.
  Income from operations of $88.3 million, compared with $72.2 million.
  Net income of $69.7 million, compared with $55.5 million.
  Diluted net income per share of $1.60 compared with $1.30.
  Adjusted operating income of $96.4 million, compared with $80.2 million. (1)
  Adjusted EBITDA of $120.5 million, compared with $103.9 million. (1)

Third Quarter Fiscal 2024 Summary Financial Metrics

	Three Months Ended March 31,		Change 2024/2023
	2024	2023	$	%
	(In thousands, except percentages and per share data)
Revenues	$520,837	$470,284	$50,553	10.7%

Income from operations	88,313	72,199	16,114	22.3%
Adjusted operating income (1)	96,410	80,224	16,186	20.2%

Net income	69,687	55,462	14,225	25.6%
Net income per share, diluted	1.60	1.30	0.30	23.1%

EBITDA (1)	115,297	99,141	16,156	16.3%
Adjusted EBITDA (1)	120,547	103,886	16,661	16.0%

(1)   To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Nine Month Fiscal 2024 Highlights Compared to 2023

  Revenue of $1,505.9 million, compared with $1,353.9 million.
  Income from operations of $175.9 million, compared with $111.6 million.
  Net income of $141.4 million, compared with $83.5 million.
  Diluted net income per share of $3.26, compared with $1.96.
  Adjusted operating income of $206.0 million, compared with $136.6 million. (1)
  Adjusted EBITDA of $278.7 million, compared with $207.4 million. (1)

Nine Month Fiscal 2024 Summary Financial Metrics

	Nine Months Ended March 31,		Change 2024/2023
	2024	2023	$	%
	(In thousands, except percentages and per share data)
Revenues	$1,505,886	1,353,869	152,017	11.2%

Income from operations	175,922	111,553	64,369	57.7%
Adjusted operating income (1)	206,044	136,597	69,447	50.8%

Net income	141,401	83,495	57,906	69.4%
Net income per share, diluted	3.26	1.96	1.30	66.3%

EBITDA (1)	257,386	192,209	65,177	33.9%
Adjusted EBITDA (1)	278,658	207,405	71,253	34.4%

(1)   To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended				Nine Months Ended
	March 31,		Change 2024 / 2023		March 31,		Change 2024 / 2023
	2024	2023	$	%	2024	2023	$	%
	(In thousands, except percentages)

General Education	$328,894	$289,566	$39,328	13.6%	$942,135	$835,989	$106,146	12.7%
Career Learning
Middle - High School	167,919	150,772	17,147	11.4%	483,972	430,101	53,871	12.5%
Adult	24,024	29,946	(5,922)	(19.8%)	79,779	87,779	(8,000)	(9.1%)
Total Career Learning	191,943	180,718	11,225	6.2%	563,751	517,880	45,871	8.9%
Total Revenues	$520,837	$470,284	$50,553	10.7%	$1,505,886	$1,353,869	$152,017	11.2%

Enrollment Data1

The following table sets forth enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning only include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2024 / 2023		March 31,		2024 / 2023
	2024	2023	#	%	2024	2023	#	%
	(In thousands, except percentages)

General Education (2)	124.6	114.6	10.0	8.7%	121.9	112.8	9.1	8.1%
Career Learning (2)(3)	73.8	67.2	6.6	9.8%	72.7	66.0	6.7	10.2%
Average Enrollment	198.4	181.8	16.6	9.1%	194.6	178.8	15.8	8.8%

(1)   Enrollments are presented as the average monthly enrollments during the third quarter fiscal year 2024.
(2)   This data includes enrollments for which Stride receives no public funding or revenue.
(3)   No enrollments are included in Career Learning for the Adult Learning offerings.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2024 / 2023		March 31,		2024 / 2023
	2024	2023	$	%	2024	2023	$	%

General Education	$2,507	$2,332	$175	7.5%	$7,298	$6,823	$475	7.0%
Career Learning	2,272	2,237	35	1.6%	6,652	6,500	152	2.3%

Cash Flow and Capital Allocation

As of March 31, 2024, the Company’s cash and cash equivalents and marketable securities totaled $570.7 million, compared with $545.5 million reported at June 30, 2023.

Capital expenditures for three months ended March 31, 2024 were $16.3 million, compared to $15.2 million in the third quarter of fiscal year 2023, and were comprised of ($0.2) million of property and equipment, $11.7 million of capitalized software development and $4.8 million of capitalized curriculum development.

Fiscal Year 2024 Outlook

The Company is raising its adjusted operating and tightening its revenue forecast for the full year fiscal 2024:

  Revenue in the range of $2.025 billion to $2.040 billion.
  Capital expenditures in the range of $60 million to $65 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software, and curriculum development costs as defined on our Statement of Cash Flows.
  Effective tax rate of 24% to 26%.
  Adjusted operating income in the range of $280 million to $290 million. (1)

Conference Call

The Company will discuss its third quarter fiscal year 2024 financial results during a conference call scheduled for Tuesday, April 23, 2024 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://events.q4inc.com/attendee/945956563. To participate in the live call, investors and analysts should dial (800) 715-9871 (domestic) or +1 (646) 307-1963 (international) and provide the conference ID number 8901384. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be posted at https://events.q4inc.com/attendee/945956563 as soon as it is available.

About Stride Inc.

At Stride, Inc. (NYSE: LRN), we are reimagining learning—where learning is lifelong, deeply personal, and prepares learners for tomorrow. The company has transformed millions of people’s teaching and learning experiences by providing innovative, high-quality, tech-enabled education solutions, curriculum, and programs directly to students, schools, the military, and enterprises in primary, secondary, and postsecondary settings. Through K12, Stride is a premier provider of K-12 education for students, schools, and districts, including career learning services through middle and high school curriculum. For adult learners, Stride delivers professional skills training in healthcare and technology, as well as staffing and talent development for Fortune 500 companies. Stride has delivered millions of courses over the past decade and serves learners in all 50 states and more than 100 countries. More information can be found at stridelearning.com.

Investor Contact
Timothy Casey
Vice President, Investor Relations
Stride, Inc.
tcasey@k12.com

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received, or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud facilities, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and failure to prevent or mitigate a cybersecurity incident that affects our systems; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride, Inc.’s financial statements for the three and nine months ended March 31, 2024 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(In thousands except share and per share data)
Revenues	$520,837	$470,284	$1,505,886	$1,353,869
Instructional costs and services	319,508	295,032	930,495	878,880
Gross margin	201,329	175,252	575,391	474,989
Selling, general, and administrative expenses	113,016	103,053	399,469	363,436
Income from operations	88,313	72,199	175,922	111,553
Interest expense, net	(2,404)	(2,206)	(6,494)	(6,334)
Other income, net	7,678	4,587	19,381	9,594
Income before income taxes and income (loss) from equity method investments	93,587	74,580	188,809	114,813
Income tax expense	(24,657)	(19,525)	(48,383)	(30,878)
Income (loss) from equity method investments	757	407	975	(440)
Net income attributable to common stockholders	$69,687	$55,462	$141,401	$83,495
Net income attributable to common stockholders per share:
Basic	$1.63	$1.31	$3.32	$1.98
Diluted	$1.60	$1.30	$3.26	$1.96
Weighted average shares used in computing per share amounts:
Basic	42,684,561	42,375,480	42,581,869	42,237,056
Diluted	43,655,841	42,714,090	43,389,903	42,652,223

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31,	June 30,
	2024	2023
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$376,577	$410,807
Accounts receivable, net of allowance of $34,852 and $30,031	577,792	463,722
Inventories, net	21,038	36,716
Prepaid expenses	40,127	24,817
Other current assets	193,547	129,137
Total current assets	1,209,081	1,065,199
Operating lease right-of-use assets, net	57,725	69,508
Property and equipment, net	57,213	52,332
Capitalized software, net	83,320	83,465
Capitalized curriculum development costs, net	51,451	50,787
Intangible assets, net	64,668	74,771
Goodwill	246,676	246,676
Deferred tax asset	14,773	8,776
Deposits and other assets	107,306	109,152
Total assets	$1,892,213	$1,760,666
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$37,156	$48,854
Accrued liabilities	67,671	76,626
Accrued compensation and benefits	62,383	57,426
Deferred revenue	70,907	76,159
Current portion of finance lease liability	30,991	35,621
Current portion of operating lease liability	12,853	14,449
Total current liabilities	281,961	309,135
Long-term finance lease liability	29,920	21,278
Long-term operating lease liability	48,418	59,425
Long-term debt	414,271	413,035
Other long-term liabilities	14,436	10,497
Total liabilities	789,006	813,370
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 48,586,413 and 48,339,048 shares issued; and 43,251,670 and 43,004,305 shares outstanding, respectively	4	4
Additional paid-in capital	709,997	695,480
Accumulated other comprehensive loss	(42)	(35)
Retained earnings	495,730	354,329
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	1,103,207	947,296
Total liabilities and stockholders' equity	$1,892,213	$1,760,666

STRIDE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended
	March 31,
	2024	2023
	(In thousands)
Cash flows from operating activities
Net income	$141,401	$83,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	81,464	80,656
Stock-based compensation expense	21,272	15,196
Deferred income taxes	(4,629)	2,982
Provision for credit losses	18,895	5,939
Amortization of fees on debt	1,236	1,200
Noncash operating lease expense	11,055	11,039
Other	1,444	(2,015)
Changes in assets and liabilities:
Accounts receivable	(133,144)	(61,949)
Inventories, prepaid expenses, deposits and other current and long-term assets	(2,763)	(9,966)
Accounts payable	(11,585)	(26,101)
Accrued liabilities	(9,875)	(6,455)
Accrued compensation and benefits	4,834	(19,130)
Operating lease liability	(11,695)	(8,602)
Deferred revenue and other liabilities	(1,315)	39,931
Net cash provided by operating activities	106,595	106,220
Cash flows from investing activities
Purchase of property and equipment	(1,500)	(3,579)
Capitalized software development costs	(30,130)	(32,574)
Capitalized curriculum development costs	(13,534)	(12,798)
Sale of other investments	—	60
Acquisition of assets	—	(1,409)
Other acquisitions, loans and investments, net of distributions	(693)	(1,377)
Proceeds from the maturity of marketable securities	107,020	66,204
Purchases of marketable securities	(162,179)	(85,289)
Net cash used in investing activities	(101,016)	(70,762)
Cash flows from financing activities
Repayments on finance lease obligations	(32,212)	(31,238)
Payments of contingent consideration	—	(7,024)
Proceeds from exercise of stock options	—	20
Repurchase of restricted stock for income tax withholding	(7,597)	(12,936)
Net cash used in financing activities	(39,809)	(51,178)
Net change in cash, cash equivalents and restricted cash	(34,230)	(15,720)
Cash, cash equivalents and restricted cash, beginning of period	410,807	389,398
Cash, cash equivalents and restricted cash, end of period	$376,577	$373,678

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss) and Adjusted EBITDA remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and Adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. EBITDA and Adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Third Quarter and Nine Months Fiscal Year 2024

Reconciliation of Income from Operations to Adjusted Operating Income

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(In thousands)
Income from operations	$88,313	$72,199	$175,922	$111,553
Amortization of intangible assets	2,847	3,280	8,850	9,848
Stock-based compensation expense	5,250	4,745	21,272	15,196
Adjusted operating income	96,410	80,224	206,044	136,597

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
	(In thousands)
Net income	$69,687	$55,462	$141,401	$83,495
Interest expense, net	2,404	2,206	6,494	6,334
Other income, net	(7,678)	(4,587)	(19,381)	(9,594)
Income tax expense	24,657	19,525	48,383	30,878
(Income) loss from equity method investments	(757)	(407)	(975)	440
Depreciation and amortization	26,984	26,942	81,464	80,656
EBITDA	115,297	99,141	257,386	192,209
Stock-based compensation expense	5,250	4,745	21,272	15,196
Adjusted EBITDA	$120,547	$103,886	$278,658	$207,405

Fiscal Year 2024 Outlook

Reconciliation of Income from Operations to Adjusted Operating Income (unaudited)

	Year Ended June 30, 2024
	Low	High
	(In millions)
Income from operations	$240.5	$247.0
Stock-based compensation expense	28.0	31.0
Amortization of intangible assets	11.5	12.0
Adjusted operating income	$280.0	$290.0